Exhibit 16.1

March 11, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read Oragenic’s statements included under Item 4.01 of its Form 8-K, Date of Report: March 11, 2011, and we agree with such statements concerning our firm.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.